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Exhibit 2

Industry Canada	Industrie Canada

Certificate of Amalgamation	Certificat de fusion
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

SYSTEMS XCELLENCE INC. LES SYSTÈMES XCELLENCE INC.	317087-0

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.
Je certifie que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

/s/ [ILLEGIBLE]	August 1, 1995 / le 1 août 1995

Director — Directeur	Date of Amalgamation — Date de fusion

FORM 9
ARTICLES OF AMALGAMATION
(SECTION 185)

1.	Name of amalgamated corporation SYSTEMS XCELLENCE INC. LES SYSTÈMES XCELLENCE INC.

2.	The place in Canada where the registered office is to be situated Regional Municipality of Halton, in the Province of Ontario

3.	The classes and any maximum number of shares that the corporation is authorized to issue unlimited number of common shares without nominal or par value.

4.	Restrictions, if any, on share transfers No such restrictions.

5.	Number (or minimum and maximum number) of directors minimum of 3 and a maximum of 10.

6.	Restrictions, if any, on business the corporation may carry on No such restrictions.

7.	Other provisions, if any No such other provisions.

8.	The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: ☐ 183 ☒ 184(1) ☐ 184(2)

9.	Name of the amalgamating corporations	Corporation No.	Signature	Date	Title

	SYSTEMS XCELLENCE INC. LES SYSTÈMES XCELLENCE INC.	168968-1	/s/ STEPHEN J. HALL	7/27/95	C.O.O.

	SYSTEMS XCELLENCE, LTD.	317087-0	/s/ STEPHEN J. HALL	7/28/95	C.O.O.

	FOR DEPARTMENTAL USE ONLY Corporation No. 317087-0		Filed Aug/août 2 1995

STATUTORY DECLARATION OF DIRECTOR
OR OFFICER PURSUANT TO SUBSECTION 185(2)
OF THE CANADA BUSINESS CORPORATIONS ACT

CANADA	)	IN THE MATTER of the Canada
	)	Business Corporations Act
PROVINCE OF ONTARIO	)	and the articles of amalgamation
	)	of Systems Xcellence Inc./Les
	)	Systèmes Xcellence Inc. and Systems
TO WIT:	)	Xcellence, Ltd.

I, Stephen J. Hall, of the Town of Oakville, in the Province of Ontario, do solemnly declare that:

1.
I am a director and officer of Systems Xcellence Inc./Les Systèmes Xcellence Inc. and Systems Xcellence, Ltd. being the amalgamating corporations in the attached articles of amalgamation, and as such have personal knowledge of the matters herein declared to.

2.
I have conducted such examinations of the books and records of Systems Xcellence Inc./Les Systèmes Xcellence Inc. and Systems Xcellence, Ltd. and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.
There are reasonable grounds for believing that,

(a)
each amalgamating corporation, namely Systems Xcellence Inc./Les Systèmes Xcellence Inc. and Systems Xcellence, Ltd. is, and the amalgamated corporation, namely Systems Xcellence Inc./Les Systèmes Xcellence Inc., will be able to pay its liabilities as they become due, and

(b)
the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

4.
There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

  AND I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the	)
City of Toronto, in the	)
Province of Ontario, this 28th	)
day of July, 1995.	)
)
/s/ [ILLEGIBLE]	)	/s/ STEPHEN J. HALL
)
A Commissioner etc.	)

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Exhibit 2